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                                    Visual Edge Systems Inc.
                                  Computation of Per Share Loss

Exhibit 11

                                                    Nine Months Ending
                                                       September 30,
                                                 ---------------------------
                                                     1997           1996
                                                 ------------   ------------
Weighted average common shares outstanding....     4,755,400      4,615,000

Net Loss......................................   $(7,321,453)   $(1,279,757)

Net Loss Per Share before Extraordinary item..   $     (1.38)   $     (0.28)
Extraordianry expense.........................         (0.16)         --
                                                 ------------   ------------
Net Loss Per Share............................   $     (1.54)   $     (0.28)
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